                        POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Aaron M. Grossman the true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place, and stead, in any and all capacities to sign any and all instruments, certificates, and documents verbally approved by the undersigned that, as a result of the undersigned's service as an executive officer or director of LeMaitre Vascular, Inc., are required to be executed on behalf of the undersigned pursuant to sections 13 and 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any and all regulations promulgated thereunder, and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and
Exchange Commission, and with any other entity when and if such is mandated by the Exchange Act or by the By-laws of the National Association of
Securities Dealers, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as the undersigned might or could do in person thereby ratifying and confirming all that said attorney-
in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.  This Power of Attorney shall remain in effect until it is revoked in writing or the undersigned has ceased to serve as an executive officer or director of LeMaitre Vascular, Inc.
IN WITNESS WHEREOF, this Power of Attorney has been signed as of September
17, 2008.

                        /s/ John James O'Connor
                        John James O'Connor